UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2026

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11311 Concept Blvd Largo, FL	33773
(Address of principal executive offices)	(Zip code)

(727) 392-6464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Rule 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2026, CONMED Corporation (the “Company”) announced that Andrew Moller, age 51, will be appointed Interim Principal Financial Officer of the Company effective March 15, 2026.

Mr. Moller joined the Company in January 2025 as Vice President, Corporate Controller and was appointed as the Company’s Principal Accounting Officer in April 2025. Prior to joining the Company, he was employed by Smith & Nephew from May 2019 to December 2024, where he most recently served as Global Controller and CFO Asia-Pacific. Prior to those roles, Mr. Moller served in a variety of roles at Stanley Black & Decker from 2011 to 2019, including Director of Internal Audit. Mr. Moller is a certified public accountant, and he holds a Master of International Business Studies from the University of South Carolina and a Bachelor of Science degree in Business Administration from the College of Charleston.

There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Moller. There are no family relationships between Mr. Moller and the members of the Company’s Board of Directors. There was no change to Mr. Moller’s compensation arrangements in connection with his appointment as Interim Principal Financial Officer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026	CONMED CORPORATION
(Registrant)

	By:	/s/ Patrick J. Beyer
	Name:	Patrick J. Beyer
	Title:	President and Chief Executive Officer

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